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EXHIBIT 16.0

Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

December 11, 2001

Ladies and Gentlemen:

    We have read the statements made by Western Power & Equipment Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report December 11, 2001 (December 5, 2001). We agree with the statements concerning our Firm in such Form 8-K/A.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

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EXHIBIT 16.0